UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2017

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

On August 16 and 17, 2017, each of the following executive officers and one director of ORBCOMM Inc. (the “Company”) reported on Forms 4 that he had exercised Stock Appreciation Rights (“SARs”) granted in March 2008 with an exercise price of $4.96, in advance of the upcoming expiration of the SARs on March 31, 2018, as follows:

(1)	Marc Eisenberg, Chief Executive Officer: 425,000 SARs;

(2)	Robert Costantini, EVP & Chief Financial Officer: 250,000 SARs;

(3)	Christian Le Brun, EVP & General Counsel: 150,000 SARs;

(4)	John Stolte, EVP Technology & Operations: 75,000 SARs; and

(5)	Jerome Eisenberg, Chairman of the Board: 100,000 SARs.

The exercises of these SARs (and the sale of some or all of the shares of common stock received as payment for the SAR exercises) were completed in an open period under the Company’s insider trading policy, following the Company’s release of its second quarter 2017 earnings on August 3, 2017. There are a limited number of open periods remaining prior to the March 31, 2018 expiration date of these SARs, with no certainty that there would be another available open window before the SAR expiration date.

Marc Eisenberg’s exercise of 425,000 SARs resulted in the Company issuing him 238,226 shares of the Company’s common stock, of which he sold 115,000 shares of common stock in the open market to cover income tax obligations associated with the exercise of the SARs. Marc Eisenberg continues to hold the remaining 123,226 shares of common stock resulting from the exercise of these SARs.

Jerome Eisenberg’s exercise of 100,000 SARs resulted in the Company issuing him 56,222 shares of the Company’s common stock, of which he sold 24,000 shares of common stock to cover income tax obligations associated with the exercise of the SARs. Jerome Eisenberg continues to hold the remaining 32,222 shares of common stock resulting from the exercise of these SARs. Jerome Eisenberg also has in place a pre-arranged Rule 10b5-1 trading plan. Under the Rule 10b5-1 trading plan, Jerome Eisenberg may sell up to a maximum of 7,000 shares of the Company’s common stock each calendar month, subject to the stock price being at or above certain prices specified in the Rule 10b5-1 trading plan.

The SAR exercise and resulting sales transactions described herein have been disclosed publicly through Form 4 filings made by the executive officers and director with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific SAR exercises or pre-arranged Rule 10b5-1 stock trading plans of Company’s executive officers or directors, nor to report modifications or terminations of the aforementioned plan or the plans of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
	Name: Title:	Christian Le Brun Executive Vice President and General Counsel

Date: August 17, 2017